Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 19, 2012, Halcón Resources Corporation (“Halcón”) entered into a Reorganization and Interest Purchase Agreement with Petro-Hunt, L.L.C. and Pillar Energy, LLC, pursuant to which, subject to the conditions set forth in that agreement, Halcón will acquire all of the membership interests in two newly formed limited liability companies which upon the closing of the acquisition will own an aggregate of approximately 81,000 net acres prospective for the Bakken and Three Forks formations in North Dakota (the “Williston Basin Assets”). Pursuant to the purchase agreement, Halcón will pay an aggregate purchase price of approximately $1.45 billion, subject to customary adjustments, consisting of $700 million in cash and $750 million in shares of preferred stock, which will automatically convert into common stock at $7.45 per share, subject to stockholder approval.

On October 19, 2012, Halcón also entered into a Common Stock Purchase Agreement with a wholly owned subsidiary of the Canada Pension Plan Investment Board (“CPPIB”), pursuant to which CPPIB has agreed to purchase 41,899,441 newly issued shares of Halcón common stock at $7.16 per share for a total purchase price of approximately $300.0 million. Net proceeds to Halcón are expected to be approximately $294.0 million following an approximate $6.0 million capital commitment payment by Halcón to CPPIB upon closing of the transaction.

On August 1, 2012, Halcón completed the acquisition by merger of GeoResources, Inc. (“GeoResources”). At closing of the merger (the “GeoResources Merger”), each outstanding share of GeoResources’ common stock was converted into the right to receive $20.00 in cash and 1.932 shares of Halcón common stock. Halcón also completed the acquisition of 20,628 net acres of oil and gas leasehold in East Texas (the “East Texas Assets”) on August 3, 2012. In connection with that acquisition, Halcón issued approximately 20.8 million shares of its common stock and paid approximately $301.6 million to the sellers of the East Texas Assets.

The following unaudited pro forma condensed combined financial information and explanatory notes combine the historical financial statements of Halcón, GeoResources and the East Texas Assets as of June 30, 2012 (with respect to the balance sheet information using currently available fair value information) and as of January 1, 2011 (with respect to the statements of operations information for the six months ended June 30, 2012 and the year ended December 31, 2011). The following unaudited pro forma condensed financial information and explanatory notes also adjust the pro forma combined financial statements of Halcón, GeoResources and the East Texas Assets to give effect to (i) Halcón’s pending acquisition of the Williston Basin Assets and (ii) Halcón’s pending sale of approximately 41.9 million shares to CPPIB, in each case as of June 30, 2012 (with respect to balance sheet information using currently available fair value information) and as of January 1, 2011 (with respect to statements of operations information for the six months ended June 30, 2012 and the year ended December 31, 2011).

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Halcón that would have been recorded had the GeoResources Merger, the East Texas Assets acquisition, the pending acquisition of the Williston Basin Assets and the pending sale of common stock to CPPIB been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of Halcón. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that Halcón may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects which result directly from the transactions. Furthermore, certain reclassifications have been made to GeoResources’ historical financial statements presented herein to conform to Halcón’s historical presentation. Additionally, the financial statements for each of the Williston Basin Assets and the East Texas Assets for the year ended December 31, 2011 and for the six-month period ended June 30, 2012 are limited to statements of revenues and direct operating expenses and therefore do not include all items of expense that would be included in full financial statements and are based on certain estimates and assumptions made by our management.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Halcón Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, the audited financial statements of GeoResources previously filed as Exhibits 99.3 and 99.4 to Halcón’s current report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2012, the historical statements of revenues and direct operating expenses for the East Texas Assets previously filed as Exhibit 99.2 to Halcón’s current report on Form 8-K/A filed with the SEC on August 24, 2012, and the historical statements of revenues and direct operating expenses for the Williston Basin Assets previously filed as Exhibit 99.2 to Halcón’s current report on Form 8-K filed with the SEC on October 22, 2012 . The audited financial statements of revenues and direct operating expenses for the Williston Basin Assets and the East Texas Assets do not include all items of expense that would be included in full financial statements such as general and administrative expenses and depreciation, depletion and amortization expenses.

The assets and liabilities of GeoResources, the East Texas Assets and the Williston Basin Assets are recorded at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values, if any, recorded as goodwill. The actual adjustments to Halcón’s consolidated combined financial statements upon consummation of the pending acquisition of the Williston Basin Assets, and allocation of the purchase price paid in that transaction will depend on a number of factors, including additional financial information available at such time, changes in the fair value of Halcón’s common stock issued at the closing date, changes in the estimated fair value of natural gas and oil properties of the

Williston Basin Assets as of the closing date, and changes in the operating results of the Williston Basin Assets between the date of preparation of this pro forma information and the effective closing date of the acquisition. Accordingly, the final allocations of transaction consideration and the effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2012

(In thousands)

	Halcón Historical	GeoResources Historical	GeoResources Merger Pro Forma Adjustments		East Texas Assets Pro Forma Adjustments		Halcón Pro Forma for GeoResources Merger and East Texas Assets	Williston Basin Assets Pro Forma Adjustments		Halcón Pro Forma Combined as Adjusted
Current assets:
Cash and cash equivalents	$219,208	$40,289	$(87,085)	1	$(78,186)	14	$94,226	$272,750	18	$366,976
Accounts receivable	9,340	66,027	—		—		75,367	—		75,367
Other current assets	13,658	20,847	—		—		34,505	—		34,505

Total current assets	242,206	127,163	(87,085)		(78,186)		204,098	272,750		476,848
Oil and natural gas properties (full cost method):
Evaluated	734,551	577,093	(34,273)	1	334,080	14	1,611,451	757,634	18	2,369,085
Unevaluated	461,620	58,304	396,696	1	98,449	14	1,015,069	693,000	18	1,708,069

Gross oil and natural gas properties	1,196,171	635,397	362,423		432,529		2,626,520	1,450,634		4,077,154
Less — accumulated depletion	(512,538)	(116,783)	116,783	1	—		(512,538)	—		(512,538)

Net oil and natural gas properties	683,633	518,614	479,206		432,529		2,113,982	1,450,634		3,564,616

Other operating property and equipment:
Other operating assets	12,825	1,961	(932)	1	—		13,854	—		13,854
Less - accumulated depreciation	(6,963)	(932)	932	1	—		(6,963)	—		(6,963)
Land	—	146	—		—		146	—		146

Net other operating property and equipment	5,862	1,175	—		—		7,037	—		7,037

Other noncurrent assets:
Equity in oil and gas limited partnerships	—	1,668	9,521	1	—		11,189	—		11,189
Debt issuance costs, net of amortization	5,525	2,427	9,740	1,3	4,608	3	22,300	17,500	19	39,800
Other noncurrent assets	27,615	2,264	—		—		29,879	—		29,879
Funds in escrow	29,945	—	—		(24,750)	14	5,195	—		5,195
Goodwill	—	—	152,787	1	—	14	152,787	—	18	152,787

Total assets	$994,786	$653,311	$564,169		$334,201		$2,546,467	$1,740,884		$4,287,351

Current liabilities:
Accounts payable and accrued liabilities	$36,774	$44,195	$43,578	2,4	$1,206	15	$125,753	$14,513	15	$140,266
Other current liabilities	1,446	43,225	(21,348)	1,4	—		23,323	—		23,323

Total current liabilities	38,220	87,420	22,230		1,206		149,076	14,513		163,589
Long-term debt	242,579	80,000	456,604	1,3	203,241	3	982,424	700,000	19	1,682,424
Other noncurrent liabilities:
Other noncurrent liabilities	33,098	9,587	(267)	1	337	14	42,755	634	18	43,389
Deferred income taxes	—	67,517	191,350	1	—		258,867	—		258,867
Mezzanine equity:
Redeemable preferred stock	—	—	—		—		—	750,000	18	750,000
Stockholders’ equity:
Common stock	15	256	(251)	1	2	14	22	4	23	26
Additional paid-in capital	932,145	284,673	42,453	1,2	130,621	14	1,389,892	293,996	23	1,683,888
Treasury stock	(9,298)	—	—		—		(9,298)	—		(9,298)
Accumulated other comprehensive income (loss)	—	6,263	(6,263)	2	—		—	—		—
Accumulated earnings (deficit)	(241,973)	117,595	(141,687)	2	(1,206)	15	(267,271)	(18,263)	15	(285,534)

Total stockholders’ equity	680,889	408,787	(105,748)		129,417		1,113,345	275,737		1,389,082

Total liabilities and stockholders’ equity	$994,786	$653,311	$564,169		$334,201		$2,546,467	$1,740,884		$4,287,351

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2012

(In thousands, except per share amounts)

	Halcón Historical		GeoResources Historical	GeoResources Merger Pro Forma Adjustments		East Texas Assets Pro Forma Adjustments		Halcón Pro Forma for GeoResources Merger and East Texas Assets	Williston Basin Assets Pro Forma Adjustments		Halcón Pro Forma Combined as Adjusted
Operating revenues:
Oil and natural gas sales
Oil	$43,380		$94,361	$(10,014)	8, 11(a)	$32,948	16	$160,675	$83,605	21	$244,280
Natural gas	2,908		—	6,111	11(a)	206	16	9,225	908	21	10,133
NGLs	3,792		—	2,365	11(a)	1,031	16	7,188	—	21	7,188

Total oil and natural gas sales	50,080		94,361	(1,538)		34,185		177,088	84,513		261,601
Other	71		18,742	(440)	11(b)	—		18,373	—		18,373

Total operating revenues	50,151		113,103	(1,978)		34,185		195,461	84,513		279,974

Operating expenses:
Production:
Lease operating	16,610		15,171	—		2,015	16	33,796	5,592	21	39,388
Taxes	2,922		6,080	—		1,541	16	10,543	9,088	21	19,631
Restructuring	1,007		—	—		—		1,007	—		1,007
Workovers	1,261		1,792	—		—		3,053	—		3,053
Exploration expense	—		281	(281)	6	—		—	—		—
General and administrative	33,421	(a)	13,041	(7,236)	17	(369)	17	38,857	—		38,857
Depletion, depreciation and accretion	11,935		23,390	10,977	5	12,744	5	59,046	38,023	5	97,069

Total operating expenses	67,156		59,755	3,460		15,931		146,302	52,703		199,005

Income (loss) from operations	(17,005)		53,348	(5,438)		18,254		49,159	31,810		80,969
Other expenses:
Interest expense and other, net	(17,176	)(b)	(1,169)	(26,130)	9, 10, 11(b)	(10,506)	9	(54,981)	(32,529)	20	(87,510)
Net gain on derivative contracts	8,726	(b)	—	11,562	8, 12	—		20,288	—		20,288
Hedge ineffectiveness	—		98	(98)	12	—		—	—		—

Total other expenses	(8,450)		(1,071)	(14,666)		(10,506)		(34,693)	(32,529)		(67,222)

Income (loss) before income taxes	(25,455)		52,277	(20,104)		7,748		14,466	(719)		13,747
Income tax provision (benefit)	208		20,153	(7,640)	13	2,944	13	15,665	(274)	13	15,391

Net income (loss)	(25,663)		32,124	(12,464)		4,804		(1,199)	(445)		(1,644)
Preferred dividend	(88,445)		—	—		—		(88,445)	(32,798)	22	(121,243)

Net income (loss) available to common stockholders	$(114,108)		$32,124	$(12,464)		$4,804		$(89,644)	$(33,243)		$(122,887)

Net income (loss) per common share:
Basic	$(1.11)		$1.25	—		—		$(0.51)	—		$(0.57)
Diluted	$(1.11)		$1.23	—		—		$(0.51)	—		$(0.57)
Weighted average common shares outstanding:
Basic	102,441		25,622	51,345		20,770		174,556	41,899		216,455
Diluted	102,441		26,114	51,345		20,770		174,556	41,899		216,455

(a)	Includes approximately $13 million of recapitalization and change in control related charges in connection with the Company’s recapitalization on February 8, 2012.

(b)	Interest expense and other, net and net gain on derivative contracts contain approximately $7.3 million and $1.0 million, respectively, of charges related to the recapitalization and associated termination of the prior credit facility and change in derivative counterparties.

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2011

(In thousands, except per share amounts)

	Halcón Historical	GeoResources Historical	GeoResources Merger Pro Forma Adjustments		East Texas Assets Pro Forma Adjustments		Halcón Pro Forma for GeoResources Merger and East Texas Assets	Williston Basin Assets Pro Forma Adjustments		Halcón Pro Forma Combined as Adjusted
Operating revenues:
Oil and natural gas sales
Oil	$82,968	$130,608	$(15,456)	8, 11(a)	$16,531	16	$214,651	$69,025	21	$283,676
Natural gas	10,673	—	14,931	11(a)	118	16	25,722	483	21	26,205
NGLs	9,880	—	2,521	11(a)	462	16	12,863	—	21	12,863

Total oil and natural gas sales	103,521	130,608	1,996		17,111		253,236	69,508		322,744
Other	168	7,140	(447)	11(b)	—		6,861	—		6,861

Total operating revenues	103,689	137,748	1,549		17,111		260,097	69,508		329,605

Operating expenses:
Production:
Lease operating	31,363	24,806	—		902	16	57,071	4,410	21	61,481
Taxes	5,740	8,028	—		740	16	14,508	7,773	21	22,281
Restructuring costs	1,071	—	—		—		1,071	—		1,071
Workovers	1,967	2,628	—		—		4,595	—		4,595
Exploration expense	—	989	(989)	6	—		—	—		—
General and administrative	20,763	13,875	—		—		34,638	—		34,638
Impairment	—	6,043	(6,043)	7	—		—	—		—
Depletion, depreciation and accretion	22,986	27,659	29,521	5	11,999	5	92,165	37,974	5	130,139

Total operating expenses	83,890	84,028	22,489		13,641		204,048	50,157		254,205

Income (loss) from operations	19,799	53,720	(20,940)		3,470		56,049	19,351		75,400
Other expenses:
Interest expense and other, net	(17,879)	(1,909)	(53,123)	9, 10, 11(b)	(21,013)	9	(93,924)	(65,059)	20	(158,983)
Gain on derivative contracts	3,479	—	1,973	8, 12	—		5,452	—		5,452
Hedge ineffectiveness	—	(569)	569	12	—		—	—		—

Total other expenses	(14,400)	(2,478)	(50,581)		(21,013)		(88,472)	(65,059)		(153,531)

Income (loss) before income taxes	5,399	51,242	(71,521)		(17,543)		(32,423)	(45,708)		(78,131)
Income tax provision (benefit)	6,802	19,991	(27,178)	13	(6,666)	13	(7,051)	(17,369)	13	(24,420)

Net income (loss)	(1,403)	31,251	(44,343)		(10,877)		(25,372)	(28,339)		(53,711)
Preferred dividend	—	—	—		—		—	(61,824)	22	(61,824)
Less: Net loss attributable to noncontrolling interest	—	(87)	—		—		(87)	—		(87)

Net income (loss) available to common stockholders	$(1,403)	$31,338	$(44,343)		$(10,877)		$(25,285)	$(90,163)		$(115,448)

Net income (loss) per common share:
Basic	$(0.05)	$1.24	—		—		$(0.26)	—		$(0.82)
Diluted	$(0.05)	$1.22	—		—		$(0.26)	—		$(0.82)
Weighted average common shares outstanding:
Basic	26,258	25,172	51,345		20,770		98,373	41,899		140,272
Diluted	26,258	25,599	51,345		20,770		98,373	41,899		140,272

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	These adjustments reflect the elimination of the components of GeoResources historical stockholders’ equity, the value of consideration paid by Halcón in the GeoResources merger using the lowest price of Halcón common stock on August 1, 2012 and to reflect the adjustments to the historical book values of GeoResources’ assets and liabilities as of June 30, 2012 to their estimated fair values, in accordance with acquisition accounting. The following table reflects the preliminary allocation of the total purchase price of GeoResources to the assets acquired and the liabilities assumed and the resulting goodwill based on the preliminary estimates of fair value (in thousands, except stock price):

Purchase Price(i):
Shares of Halcón common stock issued to GeoResources’ stockholders	50,379
Shares of Halcón common stock issued to GeoResources’ stock option holders	966

Total Halcón common stock issued	51,345
Halcón common stock price	$6.26

Fair value of common stock issued	$321,416
Cash consideration paid to GeoResources’ stockholders(ii)	521,526
Cash consideration paid to GeoResources’ stock option holders(ii)	9,996
Fair value of stock warrants assumed(iii)	1,474

Total purchase price	$854,412

Estimated Fair Value of Liabilities Assumed:
Current liabilities	$87,420
Long-term and current deferred tax liability(iv)	261,246
Other non-current liabilities	89,320

Amount attributable to liabilities assumed	$437,986

Total purchase price plus liabilities assumed	$1,292,398

Estimated Fair Value of Assets Acquired:
Current assets	$127,163
Natural gas and oil properties(v)	997,820
Net other operating property and equipment	1,175
Equity in oil and gas limited partnerships	11,189
Other non-current assets	2,264

Amount attributable to assets acquired	$1,139,611

Goodwill(i)	$152,787

Eliminate GeoResources historical additional paid-in capital	$(284,673)
Fair value of common stock to be issued net of $5 par value	321,411
Recognize GeoResources’ acceleration of share-based compensation	5,715

Pro forma adjustments to additional paid-in capital	$42,453

(i)	Under the terms of the merger agreement, consideration paid by Halcón consisted of $20.00 in cash plus 1.932 shares of Halcón common stock for each share of GeoResources common stock and assumed warrants with a fair value of $1.5 million. The total purchase price is based upon the lowest price of Halcón common stock on the closing date of the transaction, August 1, 2012, and approximately 26.6 million shares of GeoResources common stock outstanding at the effective time of the merger. The Company issued a total of 51.3 million shares of its common stock and paid $531.5 million in cash to former GeoResources stockholders in exchange for their shares of GeoResources common stock.

(ii)	Components of cash consideration funding (in thousands):

Total cash consideration for merger and stock options	$(531,522)
Issuance of 9.75% senior notes, net of discount	536,604
Deferred debt issuance costs	(12,167)
Retirement of GeoResources’ long-term debt	(80,000)

Pro forma adjustments to cash and cash equivalents	$(87,085)

(iii)	Represents the fair value consideration for outstanding warrants to purchase GeoResources common stock assumed by Halcón and converted into warrants to acquire Halcón common stock. The $1.47 million fair value of the assumed warrants was calculated using a Black-Scholes valuation model with assumptions for the following variables: lowest price of Halcón stock price on the closing date of the merger; risk-free interest rates; and expected volatility. The assumed warrants have been classified as liabilities as the warrant holders can receive cash. The assumed warrants are classified as current liabilities as all warrants will expire within 12 months from June 30, 2012.

(iv)	Halcón received carryover tax basis in GeoResources’ assets and liabilities because the merger was not a taxable transaction under the United States Internal Revenue Code of 1986, as amended (the Code). Based upon the preliminary purchase price allocation, a step-up in financial reporting carrying value related to the property acquired from GeoResources is expected to result in a Halcón deferred tax of approximately $2.4 million current liability and $258.8 million long term liability ($261.2 million total), an increase of approximately $193.7 million to GeoResources’ existing $67.5 million deferred tax liability.

(v)	Weighted average commodity prices utilized in the determination of the pro forma fair value of natural gas and oil properties were $5.40 per Mcf of natural gas, $55.11 per barrel of oil equivalent for NGLs and $95.22 per barrel of oil, after adjustment for transportation fees and regional price differentials.

2.	Pro forma adjustments to certain components of stockholders’ equity are as follows (in thousands):

Eliminate GeoResources’ historical retained earnings	$(117,595)
Accrue estimated transaction costs to be incurred by Halcón(i)	(15,030)
Recognize GeoResources’ acceleration of share-based compensation due to change in control	(5,715)
Accrue change in control payments to key employees of GeoResources(i)	(3,024)
Accrue payroll taxes related to stock options of employees of GeoResources(i)	(323)

Pro forma adjustments to accumulated earnings (deficit)	$(141,687)

(i)	To accrue for estimated transaction costs of $15 million related to the acquisition of GeoResources not reflected in the financial statements. In addition, adjustments to accrue $3 million in change in control payments made to certain key employees of GeoResources and $0.3 million in payroll taxes related to stock options of employees of GeoResources not reflected in the financial statements have been included. The change in control payments are not contingent on future service requirements. No adjustments have been made to the unaudited pro forma income statement as these costs are non-recurring in nature.

Eliminate GeoResources’ historical accumulated other comprehensive income (loss) of $6.3 million which consisted of net unrealized gains on commodity derivatives.

3.

To adjust Halcón’s financial statements for the issuance of $750 million in principal amount of 9.75% senior notes at 98.646% of principal used to fund the cash consideration portion of the GeoResources merger and a portion of the cash component of the East Texas Assets acquisition, and the associated deferral of issuance costs of $16.8 million, offset by the extinguishment of GeoResources’ historical long-term debt of $80 million. The $750 million principal is recorded net of $10.2 million original issue discount.

4.	Reclassification of GeoResources’ revenues and royalties payable to accounts payable and accrued liabilities to present the financial statements of Halcón and GeoResources in a consistent manner.

5.	To adjust the historical depletion, depreciation and amortization (DD&A) provision to the estimated total for the combination of Halcón and GeoResources as well as the East Texas Assets and the Williston Basin Assets under the Full Cost method of accounting to compute the estimated pro forma DD&A provisions.

6.	To convert Successful Efforts method financial statements of GeoResources to Full Cost method financial statements to reflect that exploration expenses would have been capitalized under Full Cost method of accounting for oil and natural gas activities.

7.	To eliminate the historical oil and natural gas properties impairment as impairments of oil and natural gas properties are evaluated on a single cost center basis under Full Cost rules as compared to a field by field basis under Successful Efforts rules. There would not have been an impairment as measured under Full Cost accounting, therefore an adjustment is necessary to eliminate the historical impairment recorded in the year ended December 31, 2011.

8.	To adjust GeoResources’ oil and natural gas revenue for net settlements on commodity derivatives that under cash flow hedge accounting were included in GeoResources’ revenues from oil and natural gas sales. Halcón, in accordance with its accounting policy, does not apply cash flow hedge accounting treatment to commodity derivatives and, therefore $1.5 million for the six-month period ended June 30, 2012 and $2 million for the year ended December 31, 2011 has been reclassified to gain (loss) on derivative contracts.

9.	To record interest expense, at a rate of 9.75% per annum, of approximately $37.2 million for the six-month period ended June 30, 2012 and $74.4 million for the year ended December 31, 2011 for the issuance of $750 million in new debt, net of a $10.2 million discount, related to the acquisition of GeoResources and the East Texas Assets, and to record amortization of deferred issuance costs of approximately $1.1 million for the six-month period ended June 30, 2012 and $2.1 million for the year ended December 31, 2011.

10.	To eliminate previous interest expense on GeoResources’ historical long-term debt of approximately $1.2 million for the six-month period ended June 30, 2012 and $1.9 million for the year ended December 31, 2011.

11.	The following are reclassification entries to present the financial statements of Halcón and GeoResources in a consistent manner:

a.	Reclassification of GeoResources’ natural gas revenues reported as a component of oil and gas revenues to natural gas revenue and NGLs; and

b.	Reclassification of GeoResources’ interest and other income to below Income from Operations.

12.	Halcón, in accordance with its accounting policy, does not apply cash flow hedge accounting treatment to commodity derivatives. To comply with Halcón’s accounting policy, hedge ineffectiveness on GeoResources’ income statement and mark-to-market gains and losses included in other comprehensive income (loss) are reclassified to gain (loss) on derivative contracts. The adjustments are as follows (in thousands):

	Six months ended June 30, 2012	Year ended December 31, 2011
Gain (loss) due to ineffectiveness	$98	$(569)
Mark-to-market gain	9,926	4,538

	$10,024	$3,969

13.	To adjust the income tax provision for the estimated effects of combining Halcón’s and GeoResources’ operations and the impact of adjustments for revenue and direct operating expenses related to the East Texas Assets acquisition and Williston Basin Assets acquisition, as well as other, pre-tax pro forma adjustments (which were adjusted for income taxes using a combined federal and state tax rate of 38%).

14.	These adjustments reflect the value of consideration paid by Halcón for the East Texas Assets acquisition and to reflect the estimated fair values of assets and liabilities for the East Texas Assets as of June 30, 2012, in accordance with the acquisition method of accounting. The following table reflects the preliminary allocation of the total purchase price of the East Texas Assets to the assets acquired and the liabilities assumed and the resulting goodwill based on the preliminary estimates of fair value (in thousands, except stock price):

Purchase Price(i):
Shares of Halcón common stock issued for the East Texas Assets on 8/1/12	16,460
Shares of Halcón common stock issued for the East Texas Assets on 8/2/12	4,310

Total shares of Halcón common stock issued for the East Texas Assets	20,770
Halcón common stock price 8/1/12	$6.26
Halcón common stock price 8/2/12	$6.40
Fair value of Halcón common stock issued to East Texas Assets Sellers	$130,623
Cash consideration paid to East Texas Assets Sellers(ii)	301,569

Total purchase price	$432,192

Estimated Fair Value of Liabilities Assumed:
Other non-current liabilities	337

Amount attributable to liabilities assumed	$337

Total purchase price plus liabilities assumed	$432,529

Estimated Fair Value of Assets Acquired:
Natural gas and oil properties(iii)	$432,529
Amount attributable to assets acquired	$432,529

Goodwill(i)	$—

(i)	Based on the terms of the purchase and sale agreements relating to the East Texas Assets, consideration paid by Halcón at closing consisted of $301.6 million in cash plus 20.8 million shares of Halcón common stock. The total purchase price is based upon the lowest price on August 1, 2012 of $6.26 per share of Halcón’s common stock for CH4 Energy, Petro Texas and Petromax Leon (Initial Sellers) and lowest price on August 2, 2012 of $6.40 per share of Halcon’s common stock for King King USA.

(ii)	Components of cash consideration funding (in thousands):

Total cash consideration for acquisition	$(301,569)
Issuance of 9.75% senior notes, net of discount	203,241
Deferred debt issuance costs	(4,608)
Cash funding from funds in escrow	24,750

Pro Forma adjustments to cash and cash equivalents	$(78,186)

(iii)	Weighted average commodity prices utilized in the determination of the pro forma fair value of natural gas and oil properties were $5.10 per Mcf of natural gas, $49.72 per barrel of oil equivalent for NGLs and $96.56 per barrel of oil, after adjustment for transportation fees and regional price differentials.

15.	To accrue for estimated transaction costs of $1.2 million related to the acquisition of the East Texas Assets, estimated transaction costs of $14.5 million and one-time payment of bridge loan fees of $3.8 million related to the acquisition of the Williston Basin Assets not reflected in the financial statements. The transaction costs and bridge loan fees are not included in the statement of operations due to the fact that these expenses are non-recurring and are not expected to have a continuing impact on the Company.

16.	To reflect the oil and gas revenues and direct operating expenses related to the East Texas Assets. See Statements of Revenue and Direct Operating Expenses in Exhibit 99.1 to the Company’s Form 8-K/A filed on August 24, 2012.

17.	To eliminate transaction costs related to GeoResources and the East Texas Assets acquisitions that were included in general and administrative expenses as these expenses are non-recurring and are not expected to have a continuing impact on the Company.

18.	These adjustments reflect the value of consideration paid by Halcón for the Williston Basin Assets acquisition and to reflect the estimated fair values of assets and liabilities for the Williston Basin Assets as of June 30, 2012, in accordance with the acquisition method of accounting. The following table reflects the preliminary allocation of the total purchase price of the Williston Basin Assets to the assets acquired and the liabilities assumed and the resulting goodwill based on the preliminary estimates of fair value (in thousands, except stock price):

Purchase Price(i):
Halcón preferred shares to be issued to the Williston Basin Assets Sellers(ii)	$750,000
Cash consideration to be paid to the Williston Basin Assets Sellers(iii)	700,000

Total purchase price	$1,450,000

Estimated Fair Value of Liabilities Assumed:
Other non-current liabilities	634

Amount attributable to liabilities assumed	$634

Total purchase price plus liabilities assumed	$1,450,634

Estimated Fair Value of Assets Acquired:
Natural gas and oil properties(iv)	$1,450,634
Amount attributable to assets acquired	$1,450,634

Goodwill(i)	$—

(i)	Based on the terms of the purchase and sale agreement, consideration paid by Halcón will consist of $700 million in cash plus shares of 8% Automatically Convertible Preferred Stock.

(ii)

Represents 8% Automatically Convertible Preferred Stock par value $0.0001 per share to be issued to sellers. The preferred shares will accrue dividends at 8% per annum and the shares will be redeemable in October 2020 if they have not yet converted at that time. The preferred shares are presented on the balance sheet as mezzanine equity due to the fact that the conversion of the preferred shares to common shares is contingent upon shareholder approval.

(iii)	Components of cash consideration funding (in thousands):

Total cash consideration for acquisition	$(700,000)
Issuance of % notes due 2021	700,000
Deferred debt issuance costs	(17,500)
Bridge loan fees	(3,750)
Proceeds from private placement(v)	294,000

Pro forma adjustments to cash and cash equivalents	$(272,750)

(iv)	Weighted average commodity prices utilized in the determination of the pro forma fair value of natural gas and oil properties were $13.99 per Mcf of natural gas and $89.63 per barrel of oil, after adjustment for transportation fees and regional price differentials.

(v)	See discussion of the private placement of common stock in footnote 23.

19.	To adjust Halcón’s financial statements for the issuance of $700 million in principal amount of 9% senior notes used to fund a portion of the cash purchase price of the acquisition of the Williston Basin Assets, and the associated deferral of issuance costs of $17.5 million.

20.	To record interest expense, at an assumed rate of 9% per annum, of approximately $31.5 million for the six month period ended June 30, 2012 and $63 million for the year ended December 31, 2011 for the issuance of $700 million in new debt, related to the acquisition of the Williston Basin Assets, and to record amortization of deferred issuance costs of approximately $1.1 million for the six-month period ended June 30, 2012 and $ 2.1 million for the year ended December 31, 2011.

21.	To reflect the oil and gas revenues and direct operating expenses related to the Williston Basin Assets. See Statements of Revenue and Direct Operating Expenses in Exhibit 99.2 to the Company’s Form 8-K filed on October 22, 2012.

22.	Adjustment to record dividends on 8% Automatically Convertible Preferred Stock to be issued to the Sellers of the Williston Basin Assets. The preferred shareholders are entitled to receive dividends on a cumulative basis at a rate of 8% per annum if the preferred shares have not converted to common shares 121 days after issuance. As the common shareholder vote to approve the conversion of the preferred shares to common shares has not yet occurred, an adjustment is necessary to record preferred dividends.

23.	Halcón will issue approximately 41.9 million shares of common stock to an institutional investor in a private placement concurrently with the closing of the Williston Basin Assets acquisition for gross proceeds of $300 million. Halcón will make a $6 million capital commitment payment to the investor which will be recorded as reduction of gross proceeds of the equity offering.